Exhibit 10.1

Amendment Agreement

Kufu Company Holdings Inc. (hereinafter referred to as “Kufu”) and MEDIROM Healthcare Technologies Inc. (hereinafter referred to as “Medirom”) hereby agree to amend, as set forth below, (i) the Deemed Loan Agreement entered into between Kufu and Medirom dated January 30, 2026 (the “Original Agreement”), and (ii) the Share Pledge Agreement entered into on the same date between Kufu (referred to as the “Pledgee” under the Original Agreement and the Original Pledge Agreement) and Medirom (referred to as the “Pledgor” thereunder) (the “Original Pledge Agreement”), and hereby enter into this amendment agreement (this “Amendment Agreement”).

Article 1 (Amendment to the Original Agreement (Deemed Loan Agreement))

1. Medirom acknowledges that, as of June 30, 2026, Medirom owes Kufu an obligation of JPY 275,000,000 arising from MEDIROM Healthcare Technologies Inc.’s Fourth Unsecured Convertible-Type Corporate Bonds with Share Options (the “Additional Obligation”).

2. Kufu and Medirom agree to combine the Additional Obligation with the JPY 200,000,000 obligation set forth in Article 1 of the Original Agreement (the “Original Obligation”), and agree that the aggregate amount thereof shall constitute the principal of a loan in the same amount.

3. Based on the agreement set forth in the preceding two paragraphs, Article 1 of the Original Agreement is hereby amended as follows:

[Before Amendment]

Article 1 (Details of the Deemed Loan)

Medirom acknowledges that, as of December 31, 2025, Medirom owes Kufu JPY 200,000,000, and Kufu and Medirom agree that this amount shall constitute the principal of a loan in the same amount.

[After Amendment]

Article 1 (Details of the Deemed Loan)

Medirom acknowledges that it owes Kufu the obligations set forth in the following items, and Kufu and Medirom agree that the aggregate amount of JPY 475,000,000, combining such obligations, shall constitute the principal of a loan in the same amount.

(1) The JPY 200,000,000 obligation as of December 31, 2025 (the Original Obligation); and

(2) The JPY 275,000,000 obligation as of June 30, 2026, arising from MEDIROM Healthcare Technologies Inc.’s Fourth Unsecured Convertible-Type Corporate Bonds with Share Options (the Additional Obligation).

4. Except as amended by this Amendment Agreement, the other provisions of Articles 2 through 17 of the Original Agreement shall remain unchanged. References to “the amount set forth in Article 1” in Article 2 (Interest), Article 3 (Repayment Due Date), Article 7 (Default Interest), and any other provision of the Original Agreement shall mean the JPY 475,000,000 amount set forth in Article 1 of the Original Agreement, as amended by this Amendment Agreement, and Kufu and Medirom confirm that the interest rate, repayment due date, rate of default interest, and other terms and conditions set forth in the Original Agreement shall apply equally to the aggregate amount of the Original Obligation and the Additional Obligation.

Article 2 (Amendment to the Original Pledge Agreement)

1. Kufu and Medirom confirm that the “Secured Claims” set forth in Article 1(3) of the Original Pledge Agreement shall mean any and all claims that Kufu now has or may have in the future against Medirom under the Original Agreement, as amended by this Amendment Agreement (including claims relating to the Additional Obligation), and Article 1(3) of the Original Pledge Agreement is hereby amended as follows:

[Before Amendment]

“Secured Claims”:

Any and all claims that the Pledgee now has or may have in the future against the Debtor pursuant to the Deemed Loan Agreement executed between the Pledgee and the Debtor dated January 30, 2026.

[After Amendment]

“Secured Claims”:

Any and all claims that the Pledgee now has or may have in the future against the Debtor pursuant to the Deemed Loan Agreement executed between the Pledgee and the Debtor dated January 30, 2026 (including such agreement as amended by this Amendment Agreement; the same applies hereinafter).

2. In connection with the amendment set forth in the preceding paragraph, the terms “Secured Claims” and “Secured Obligations” under the Original Pledge Agreement shall each be governed by the definitions as amended pursuant to this Article, and the Pledge created over the Pledged Shares (48,219 common shares of MEDIROM MOTHER Labs Inc., the Issuer) shall secure the aggregate obligation of JPY 475,000,000, combining the Original Obligation and the Additional Obligation.

3. Except as set forth in the preceding two paragraphs, the other provisions of the Original Pledge Agreement shall remain unchanged.

Article 3 (Confirmation Matters)

1. Kufu and Medirom mutually confirm that, as of the date of execution of this Amendment Agreement, they have no objection whatsoever regarding the rights and obligations between Kufu and Medirom under the Original Agreement and the Original Pledge Agreement, other than the amendments set forth in this Amendment Agreement.

2. With respect to any matter not provided for in this Amendment Agreement, and any matter as to which a question arises regarding the interpretation of this Amendment Agreement, Kufu and Medirom shall consult in good faith to resolve such matter.

Article 4 (Governing Law and Jurisdiction)

This Amendment Agreement shall be governed by the laws of Japan, and the Tokyo District Court shall have exclusive agreed jurisdiction as the court of first instance over any dispute arising in connection with this Amendment Agreement.

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In witness of the execution of this Amendment Agreement, each party shall affix its name and seal to two (2) originals of this document, or execute this document by electronic signature; if executed by affixing name and seal, each party shall retain one (1) original.

July 14, 2026

(Kufu)

Address: 1-4-28 Mita, Minato-ku, Tokyo, Japan

Company Name: Kufu Company Holdings Inc.

Representative: Yoshiteru Akita, CEO

(Medirom)

Address: 2-3-1 Daiba, Minato-ku, Tokyo, Japan

Company Name: MEDIROM Healthcare Technologies Inc.

Representative: Koji Eguchi, CEO